FINANCIAL INSTITUTION EXCESS FOLLOW FORM CERTIFICATE

The Great American Insurance Company, herein called the UNDERWRITER

Bond Number:    FS 559-45-53 − 03

Name and Address of Insured:	PIMCO Funds
840 Newport Center Drive, Suite 300
Newport Beach, CA 92660

The UNDERWRITER, in consideration of an agreed premium, and in reliance upon the statements and information furnished to the UNDERWRITER by the Insured, and subject to the terms and conditions of the underlying coverage scheduled in ITEM 3 below, as excess and not contributing insurance, agrees to pay the Insured for loss which:

(a)	Would have been paid under the Underlying Coverage but for the fact that such loss exceeds the limit of liability of the Underlying Carrier(s) listed in ITEM 3, and

(b)	for which the Underlying Carrier has made payment, and the Insured has collected, the full amount of the expressed limit of the Underlying Carrier’s liability.

ITEM 1.	BOND PERIOD: from 12:01 a.m. on 07/01/2006 to 12:01 a.m. on 07/01/2007

(inception)	(expiration)

ITEM 2.	LIMIT OF LIABILITY AT INCEPTION:	$25,000,000 and $25,000,000 in the Aggregate for National Union Fire Insurance Company of Pittsburgh, PA (AIG) Investment Company Blanket Bond Insuring Agreements A, C, D, E, F, G, J, L, M.

ITEM 3.	UNDERLYING COVERAGE:

A)	PRIMARY CARRIER:	National Union Fire Insurance Company of Pittsburgh, PA
	LIMIT:	$25,000,000 and $25,000,000 in the Aggregate subject to a $250,000 deductible.
	BOND NUMBER:	621-3820
	BOND PERIOD:	07/01/2006-07/01/2007
B)	1st EXCESS CARRIER:	Federal Insurance Company
	LIMIT:	$25,000,000 and $25,000,000 in the Aggregate with a $250,000 deductible.
	BOND NUMBER:	81866024
	BOND PERIOD:	07/01/2006-07/01/2007

One Waterside Crossing, Windsor, CT 06095
Member of American Financial Group

C)	2nd EXCESS CARRIER:	Continental Casualty Company
	LIMIT:	$15,000,000 and $15,000,000 in the Aggregate excess of $50,000,000 Limit, subject to a $250,000 deductible.
	BOND NUMBER:	267860356
	BOND PERIOD:	07/01/2006-07/01/2007
D)	3rd EXCESS CARRIER:	St. Paul Mercury Insurance Company
	LIMIT:	$10,000,000 and $10,000,000 in the Aggregate, excess of $65,000,000 Limit, subject to a $250,000 deductible.
	BOND NUMBER:	0494BD0226
	BOND PERIOD:	07/01/2006-07/01/2007

ITEM 4.	Coverage provided by this Bond is subject to the following attached Rider(s): Riders 1 and 2

ITEM 5.	By acceptance of this Bond, you give us notice canceling prior Bond No. FS 559-45-53 − 02, The cancellation to be effective at the same time this Bond becomes effective.

In witness whereof, the UNDERWRITER has caused this certificate to be signed by an Attorney-in-Fact of the UNDERWRITER this 7th day of September, 2006.

THE GREAT AMERICAN INSURANCE COMPANY
By
(Attorney-in-Fact)

Excess Follow Form Certificate May,
2003 ed.

One Waterside Crossing, Windsor, CT 06095
Member of American Financial Group

RIDER NO. 1

DROP DOWN RIDER

To be attached to and form part of Excess Follow Form Bond No. FS 559-45-53 – 03

In favor of PIMCO Funds

It is agreed that:

The attached bond is amended by adding an additional Condition as follows:

1.	All Underlying Coverage detailed in ITEM 3 of the Declarations shall be maintained in full force and effect during the period of this Bond, except for any reduction in the aggregate limits contained therein solely by payment of claims, including court costs and attorneys fees.

2.	If by reason of the payment of any claim or claims by the Underwriter during the period of this coverage, which reduces the aggregate limits of the underlying coverage, this Bond shall respond excess over the Single Loss Limits of Liability of the Underlying Carrier(s) named in Item 3 of the Declarations until the reduced Annual Aggregate Limits are exhausted; and in such event, this Bond shall continue in force as Primary Bond, and the Deductible set forth on the Declarations Page of the Primary Bond shall apply to this Bond.

3.	Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions, or provisions of the attached Bond other than as above stated

4.	This rider shall become effective as of 12:01 a.m. on 07/01/2006 standard time as specified in the Bond.

One Waterside Crossing, Windsor, CT 06095
Member of American Financial Group

RIDER NO. 2

CALIFORNIA PREMIUM RIDER

To be attached to and form part of Excess Follow Form Investment Company Blanket Bond
No. FS 559-45-53 – 03

in favor of    PIMCO Funds

It is agreed that:

1.	In compliance with the ruling of the Commissioner of Insurance of the State of
California and the Opinion of the Attorney-General of that State requiring that the premium for all bonds or policies be endorsed thereon, the basic premium charged for the attached bond for the period

From:	07/01/2006

To:	07/01/2007

Is:	Fifty Seven Thousand Five Hundred and 00/100 Dollars ($57,500.)

2.	This rider shall become effective as of 12:01 a.m. on 07/01/2006 standard time.

One Waterside Crossing, Windsor, CT 06095
Member of American Financial Group